Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 25, 2016, relating to the combined financial statements of the automotive seating and interiors business of Johnson Controls, Inc., which appears in Adient plc’s Registration Statement on Form 10 (No. 001-37757) filed with the Securities and Exchange Commission on April 27, 2016, as amended.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Detroit, Michigan
October 28, 2016